SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 4, 2004

                               Simtek Corporation
             (Exact name of registrant as specified in its charter)


   Colorado                           0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission                 (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
              (Address and zip code of principal executive offices)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)








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Item 5: Other Information and Required FD Disclosure
----------------------------------------------------

Simtek Corporation released the following press release dated March 4, 2004 titled "Simtek Reports 2003 Fourth Quarter and Year End Financial Results":

        SIMTEK REPORTS 2003 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - March 4, 2004 -- Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported 2003 fourth quarter and year end financial results.

For the fourth quarter ended December, 31, 2003 the Company reported revenue of $3,727,000, up from $3,656,000 in the same quarter a year ago. Net loss for the period was $306,000, or $0.01 per basic and diluted share, versus a net loss of $253,000 for the year-ago period, or less than $0.01 per share. Revenue for the full year was also up slightly, to $14,504,000 from $14,327,000 a year ago. Net loss was $2,273,000, or $0.04 per basic and diluted share, as compared with $963,000, or $0.02 per basic and diluted share, in 2002.

Revenue mix for the year included a slight decline in semiconductor sales -- to $12.3 million from $12.4 million -- offset by a 16% increase in R&D revenue by our Q-DOT subsidiary, which rose to $2.2 million from $1.9 million a year ago. The mix of semiconductor sales includes $9.5 million to commercial customers, up 7% from a year ago due to an increase in unit demand for our nonvolatile memory products in mass storage and office automation systems; $1.8 million in high-end industrial and military sales, down from $2.4 million; and $1.0 million in logic products versus $1.1 million in 2002. Effective December 31, 2003, logic products have been eliminated from the Company's product mix due to adverse market conditions in that area coupled with management's decision to focus its resources on products that hold greater potential for accelerated growth.

Simtek closed the year with $3.4 million in cash and cash equivalents, up from $3.1 million a year ago.

"During the year we experienced selling price and production cost pressures that held down profit margins on our traditional product lines," said Douglas Mitchell, Simtek's president and CEO. "At the same time, however, we made significant progress on the development and introduction of a promising new nonvolatile SRAM product family that is expected to be a major source of revenue in coming years. We have also made real progress towards building the sales channels required to ensure market penetration and long-term success for these new products. Simtek's quarter-micron nvSRAM and Value Added Memory strategies remain on schedule and are building momentum with our customer base. Feedback is very positive, as these products are being designed into many next-generation versions of our traditional application base, but are also being considered for applications and systems where we've never had a presence."

Selected Highlights of 2003

o In September Simtek formally introduced its new 1Mbit nvSRAM family of memory products with initial sample shipments to current and prospective customers. This product provides four times the memory density of its 256k



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     predecessor while supporting faster access speeds and lower power consumption. While revenue from the 1Mbit was modest during the sampling stage, customer feedback in the fourth quarter was overwhelmingly positive and enthusiastic. Subsequently, in January 2004, Simtek announced its first production shipments of the 0.25 micron version of the product tested to both commercial and industrial specifications. The Company is pleased to report that production units have achieved industrial-grade performance very early in the life of the program since many customers expect to use the 1 Mbit in high-reliability applications requiring extended temperature operation.

o In November Simtek strengthened its balance sheet through a $1.5 million equity financing with three funds advised by RENN Capital Group, Inc. As a result, we closed the year with more than $3.4 million in cash and cash equivalents. The additional equity was required to support rollout of the Company's new 1 Mbit nvSRAM product family and for general working capital, and Simtek was pleased that RENN, a long-time investor in Simtek, continued to play the lead role in fulfilling its capital requirements.

o Asian and European Market Initiative. In June the Company signed an agreement with MetaTech (AP) Incorporated to become Simtek's first local sales representative in Taiwan. The Company believes Taiwan represents a large, potentially lucrative market for its products - a market that is largely untapped today - and that MetaTech is ideally situated to cultivate and win new customer relationships. Subsequently, in January 2004, Simtek appointed John Wong as director of Asian sales, overseeing offices in Hong Kong and Shenzhen, China where he is responsible for further developing Simtek's presence in the Pacific Rim. Wong is a veteran, growth-oriented sales executive who was formerly with Silicon Storage Technology and Hewlett Packard. Also in 2003, Simtek named Peter Flory as director of European sales with responsibility for Europe, South Africa, Israel and India. Flory, who is based in Windsor, England, has 26 years of experience in systems design, applications engineering and sales and marketing with Plessey, RCA Semiconductor, VLSI Technology, Dallas Semiconductor and Lucent Technologies. In 2003 Simtek reported 37% of net product sales were in North America, with 46% in PacRim, 12% in Europe, and 5% in other areas. The Company believes its overseas sales initiatives will eventually result in more balanced distribution and increased overall sales.

Business Outlook

Industry forecasts indicate that 2004 will see an increase in total semiconductor demand. This should provide opportunities for Simtek in both its traditional products and the new 0.25 micron product family.

Transferring our 0.8 micron family from Chartered's FAB1 to FAB2 has added product cost pressures on current business, but we expect to complete this process during the second quarter of 2004. This, along with other engineering initiatives, will result in product cost reductions by mid-year, ultimately extending these products' life out through at least 2006.

The new 0.25 micron family of nvSRAM products continues to be very well received during its initial roll-out. A total of 104 companies now have samples or early production parts that they are evaluating or designing into systems. We have strong interest around the world, but we are seeing especially aggressive activity in our southeast Asian and Japanese markets. As forecast, we believe that we will achieve a steady increase in demand thoughout the year, with significant production of mass storage and office automation systems ramping production in the second half of 2004. With the addition of new sales resources over the past year we are looking forward to promoting not just the basic 1 Mbit nvSRAM but also the Value-Added-Memory derivative products as part of the 0.25 micron family.


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


SUMMARY STATEMENT OF OPERATIONS DATA

                                                Three months Ended Dec 31             Year Ended Dec 31
                                                2003                2002            2003             2002
                                                ----                ----            ----             ----
Net Sales                                    $3,726,632          $3,656,085      $14,503,771      $14,326,705
Cost of Sales                                 2,397,605           2,243,703        9,621,249        8,481,262
                                             ----------          ----------      -----------      -----------
Gross Margin                                  1,329,027           1,412,382        4,882,522        5,845,443
OPERATING EXPENSES
Research and development                      1,049,630           1,058,272        4,518,528        4,308,499
Sales and Marketing                             346,342             382,991        1,546,774        1,641,508
General and administrative                      154,856             172,977          847,503          754,676
                                             ----------          ----------      -----------      -----------
Total Operating Expenses                      1,550,828           1,614,240        6,912,805        6,704,683
                                             ----------          ----------      -----------      -----------
LOSS FROM OPERATIONS                          (221,801)           (201,858)      (2,030,283)        (859,240)
                                             ----------          ----------      -----------      -----------
Total other Income (Expense)                   (84,310)            (50,795)        (242,358)        (103,627)
                                             ----------          ----------      -----------      -----------
Net loss before tax                           (306,111)           (252,653)      (2,272,641)        (962,867)
Provision for Income Taxes                            0                   0                0                0
                                             ----------          ----------      -----------      -----------
Net loss after tax                            (306,111)           (252,653)      (2,272,641)        (962,867)
                                             ==========          ==========      ===========       ==========
Basic and diluted loss per share                  (.01)               (.00)            (.04)            (.02)
Basic and diluted shares outstanding         56,013,253          54,382,273       54,889,008       54,204,525



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


                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                          $  3,431,679
Certificate of deposit, restricted                                      300,000
Accounts receivable - trade, net of allowance for doubtful
   accounts and return allowances of approximately $130,000           1,923,542
Inventory                                                             1,201,432
Prepaid expenses and other                                              129,554
                                                                   ------------
Total current assets                                                  6,986,207
EQUIPMENT AND FURNITURE, net                                            862,009
DEFERRED FINANCING COSTS                                                 91,280
OTHER ASSETS                                                             58,291
                                                                   ------------
TOTAL ASSETS                                                       $  7,997,787
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                   $  1,038,634
Accrued expenses                                                        390,079
Accrued vacation payable                                                179,580
Line of credit                                                          150,000
Obligation under capital leases                                         123,585
                                                                   ------------
Total current liabilities                                             1,881,878
NOTES PAYABLE                                                             5,000
DEBENTURES                                                            3,000,000
OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT PORTION                 61,221
                                                                   ------------
Total liabilities                                                     4,948,099

SHAREHOLDERS' EQUITY:
Preferred stock, $1.00 par value; 2,000,000 shares
  authorized, none issued                                                    -
Common stock, $.01 par value; 80,000,000 shares
  authorized, 56,723,352 shares issued and
  56,713,352 shares outstanding                                         567,134
Additional paid-in capital                                           39,230,210
Treasury Stock, at cost; 10,000 shares                                  (12,504)
Accumulated deficit                                                 (36,735,152)
                                                                   ------------
             Total shareholders' equity                               3,049,688
                                                                   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $  7,997,787
                                                                   ============




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


Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings.

Contact:
Simtek Corporation
719-531-9444
information@simtek.com





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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SIMTEK CORPORATION


March 5, 2004                  By:   /s/Douglas Mitchell
                                    --------------------------------------------
                                    Douglas Mitchell
                                    Chief Executive Officer, President and
                                    Chief Financial Officer (acting)

















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